Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), J.D. Finley, Chief Executive Officer and Chief Financial Officer of Palisade Bio, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

(1)
The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2024

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the date indicated above.

/s/ J.D. Finley
J.D. Finley
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

This certification accompanies the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.”